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                                                                  EXHIBIT 12 (B)


                           DORAL FINANCIAL CORPORATION
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


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                                                                             NINE MONTH PERIOD ENDED
                                                                               SEPTEMBER 30, 2002
                                                                             -----------------------
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INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                      $183,952
  Plus:
     Fixed Charges (excluding capitalized interest)                                  196,823
                                                                                    --------

TOTAL EARNINGS                                                                      $380,775
                                                                                    ========

FIXED CHARGES:
     Interest expensed and capitalized                                              $193,961
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                               1,012
     An estimate of the interest component within rental expense                       1,850
                                                                                    --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                                       196,823
                                                                                    --------

Preferred dividends                                                                    9,502
Ratio of pre tax income to net income                                                  1.173
                                                                                    --------

PREFERRED DIVIDEND FACTOR                                                             11,147
                                                                                    --------

TOTAL FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                                   $207,970
                                                                                    ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                        1.83
                                                                                    ========




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                      $183,952
  Plus:
     Fixed Charges (excluding capitalized interest)                                  142,581
                                                                                    --------

TOTAL EARNINGS                                                                      $326,533
                                                                                    ========

FIXED CHARGES:
     Interest expensed and capitalized                                              $139,719
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                               1,012
     An estimate of the interest component within rental expense                       1,850
                                                                                    --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                                       142,581
                                                                                    --------

Preferred dividends                                                                    9,502
Ratio of pre tax income to net income                                                  1.173
                                                                                    --------

PREFERRED DIVIDEND FACTOR                                                             11,147
                                                                                    --------

TOTAL FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                                   $153,727
                                                                                    ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                        2.12
                                                                                    ========
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